Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:     Sue Maynard (media) - +1 336-436-8263
Media@labcorp.com

Scott Frommer (investors) - +1 336-436-5076
Investor@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

COVANCE ENTERS INTO STRATEGIC TECHNOLOGY AGREEMENT WITH GSK

Leverages Covance’s Xcellerate® Informatics Technology Across GSK’s Global Clinical Trials Portfolio

Burlington, NC, February 28, 2018 - LabCorp® (NYSE: LH), a leading global life sciences company, announced today that its Covance Drug Development (Covance) business has entered into a strategic technology agreement with GlaxoSmithKline plc (GSK). Under the terms of the agreement, GSK will use Covance’s Xcellerate® Monitoring, Xcellerate Insights, and Xcellerate Clinical Data Hub solutions in a software-as-a-service (SaaS) model.

“We are thrilled to have the opportunity to collaborate with GSK,” said Dimitris Agrafiotis, Ph.D., chief data officer and head of Technology Products at Covance. “Xcellerate is a powerful technology platform that brings data to life to improve clinical-trial decision-making and accelerate trial results. It enables study teams to track the progress of their studies and identify and mitigate potential risks with greater insight and speed. This agreement demonstrates how the capabilities of our company combine to deliver on two of our core strategies: helping to bring cutting-edge drugs to patients faster and using technology to improve the delivery of care. Our relentless focus on our strategic initiatives is fueled by our mission to improve health and improve lives.”

A key component of the technology licensed by GSK is Xcellerate® Monitoring, Covance’s comprehensive implementation of risk-based monitoring, which enables assessment and mitigation of risk at the study, site and patient level. It also allows sponsors to strategically guide site monitoring resources and build quality and efficiency into their clinical trials, from commencement to completion. As part of the agreement, Covance will support GSK with implementation, starting in the first half of 2018.

Xcellerate® is an award-winning technology solution that uses advanced data integration, analytics and visualization capabilities to improve patient safety, data quality and protocol compliance throughout the clinical development process. The Xcellerate® suite offers timely, secure, integrated and contextualized access to clinical-trial data to reduce the cost, time and risks associated with clinical studies and enable full transparency and oversight of study conduct and performance.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements about the Company’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-

K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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